UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2012

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

As previously disclosed on a Current Form 8-K of Accuray Incorporated (the “Company”) dated April 20, 2012 (filed April 23, 2012), the Company entered into various transaction agreements with Compact Particle Acceleration Corporation, a Wisconsin corporation (“CPAC”), an entity established in 2008 by TomoTherapy Incorporated, a Wisconsin corporation (“TomoTherapy”), a wholly-owned subsidiary of Accuray, to develop a compact proton therapy system for the treatment of cancer (Accuray and TomoTherapy are hereafter collectively referred to as “Accuray”).

On December 21, 2012, Accuray entered into a Purchase Agreement and Release with CPAC whereby Accuray will sell to CPAC i) all of the equity securities and convertible securities of CPAC held by Accuray, ii) all of the notes held by Accuray representing indebtedness owed from CPAC to Accuray and iii) all of Accuray’s rights in that certain Limited Exclusive Patent License Agreement, dated February 23, 2007, as amended and supplemented, all for the purchase price agreed upon between CPAC and Accuray and the exchange of certain waivers and releases by each party.  The securities offered and sold pursuant to the Purchase Agreement and Release were not registered under the Securities Act of 1933.

The Company will file the Purchase Agreement and Release as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012.  The descriptions set forth in this Item 1.01 are a summary and are therefore qualified in their entirety by the complete text of the Purchase Agreement and Release when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Darren J. Milliken
Date: December 27, 2012		Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary